ional City Warehouse Resources
A Division of National City Corporation

SCHEDULE A
COST AND FEE SCHEDULE

Freedom Financial Mortgage Corp.
#29056

I. Explanation of Loan Risk Grade:

1. FHA, VA, FNMA, FHLMC, Conventional. Conventional conforming loan limits will be established annually by FNMA/FHLMC and will change accordingly.

2. Non-Agency First Mortgages (A-, B, C) and Alt A Loans.

3. Conventional Jumbo Loans greater than the established FNMA/FHLMC conventional conforming limits.

4. Second Mortgages.

Rates below are interest amounts added to Wall Street Journal published One Month Libor Rate on the last business day of the month; this rate will be held for the following calendar month and index is locked at advance.

Grade	Initial Base Rate	Aged Outstanding Loan Rate
1	4.43%	7.43%
2	4.93%	7.93%
3	4.93%	7.93%
4	5.43%	8.43%

II. Volume Incentive for monthly funded volume in excess of certain thresholds will be applied to loans funded after surpassing the respective thresholds:

Monthly Funded Volume	Fee Reduction From Initial Base Fees (in dollars)	Rate Reduction from Initial Base Rate
1,000,001	10	0
2,000,001	30	0.25
4,000,001	65	0.5

Volume incentive is not available on any loan that is aged at the time of settlement.

III. Days Allowed for Purchase by Third Party Investor: 45 Days for all Risk Grades.

IV. Transaction Fees:

	Standard Fees	Aged Fees	
Handling Fee	$125	61-90 days	$175
Wire Fee	$20	91-120 days	$225
Processing Fee	$50	121+ days	$275
Other: Interim Servicing Fee	See contract		

Robb W. [signature] 3/27/07
Borrowers Signature Date

[signature] 3/30/07
Lenders Signature Effective Date

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